UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2010

SUN RIVER ENERGY, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-27485	84-1491159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225

(Address of Principal Executive Offices) (Zip Code)

(214) 739-9191

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 3, 2010, Sun River Energy, Inc. (the "Company") acquired all of the outstanding capital stock of PC Operating Texas, Inc., a Texas corporation ("PC Operating"), pursuant to the terms of a Share Purchase Agreement among the Company, Donal R. Schmidt Jr. and Thimothy Wafford. In connection with the acquisition of PC Operating, the Company issued 125,000 shares of its common stock, par value $0.0001 per share (the "Common Stock") to each of Messrs. Schmidt and Wafford.

On August 3, 2010, the Company also acquired leasehold and well bore interests from FTP Oil & Gas LP ("FTP"), pursuant to the terms of a Purchase and Sale Agreement between the Company and FTP. This acquisition included approximately 2,148 gross acres (1,610 net acres) in Tom Green County, Texas (the "Tom Green County Acreage"), which consists of four prospects developed by industry partner Fairchild Petroleum of Midland, Texas. In addition, the Company acquired a 39% working interest with a 29.25% net revenue interest in two well bores described below. Additionally, in connection with the sale of the Tom Green County Acreage, FTP assigned to the Company its rights, title and interest in certain participation agreements and a surface use agreement.

The Stansberry # 1 well, drilled to a total depth of 5,507', is completed in the Harkey sand formation at 4,780' to 4,784'. The well is shut-in with 1,650 PSI tubing pressure and is awaiting a pipeline connection.

The Lora # 1 well is drilled to a total depth of 4,807'. The well remains shut-in awaiting completion attempts in the 3,200' sand formation.

In connection with the acquisition, the Company has issued an aggregate of 1,388,000 shares of its Common Stock and a convertible note in the principal amount of $1,000,000.00 to FTP. The convertible note (the "FTP Oil Note") has a term of one year, bears interest at the rate of 8.0% per annum, and is convertible into shares of the Company's Common Stock at a conversion rate of $1.50 per share. The principal amount of the note plus accrued interest is due on the maturity date.

In connection with the Company's acquisition of PC Operating and the leasehold and well bore interests from FTP, the Company's principal place of business and its corporate headquarters have been relocated to 5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225 and its business telephone is changed to 214-739-9191.

Item 2.03 Creation of a Direct Financial Obligation

See Item 2.01 for a description of the FTP Oil Note.

Item 3.02 Unregistered Sales of Equity Securities.

On August 3, 2010 in connection with the acquisition of all of the capital stock of PC Operating and certain leasehold interest and wells, the Company issues 125,000 shares, 125,000 shares and 1,388,000 shares of its Common Stock to Donal Schmidt, Jr., Thimothy Wafford and FTP Oil & Gas LP, respectively. The Company issued the shares pursuant to exemptions from the registration requirements under Section 4(2) of Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the acquisition of the capital stock of PC Operating and certain leasehold and well bore interest from FTP, Donal Schmidt and Thimothy Wafford have been appointed Chief Executive Officer and Chief Operating Officer of the Company, respectively. Each of Redgie Green, the Company's current Chief Execute Officer, Jay Leaver, the Company's current President and Joe Kelloff, the Company's current Chief Operating Officer have resigned. In addition, Donal Schmidt and Robert B. Fields have been appointed to the Company's Board of Directors.

As part of their appointments as officers, Messrs. Schmidt and Wafford have entered into employment agreements with the Company.

Biographical information for Messrs. Schmidt, Wafford and Fields are provided below.

Donal R. Schmidt, Jr. (49) - President, CEO and Chairman of the Board of Directors

For the last 11 years, Mr. Schmidt has been an independent oil and gas producer. Mr. Schmidt is a managing member of FTP Oil and Gas I LLC, the General Partner of FTP. FTP is a limited partnership formed for the acquisition of leases in the Permian Basin located in West Texas. Mr. Schmidt was also the managing director of PC Operating Texas Inc., which conducted drilling and operations for FTP and other working interest partners. From 2005 until 2008, Mr. Schmidt was Chairman of the Board of Directors, President, Chief Executive Officer, Chief Financial Officer and Director of Dorado Exploration Inc; Director of Dorado Operating Inc.; and President of the Managing Member of the General Partner of Dorado Beckville Partners I LP.  Dorado Exploration Inc., Dorado Operating Inc. and Dorado Beckville I LP each filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the spring of 2008.  Through the approved plans of reorganization for each company all allowed claims were paid in full and preferred shareholders of Dorado Exploration Inc. received $1.375 for their $1.00 preferred stock.  From June 5, 2000 through December 31, 2004, he served as the managing member of Fredonia East Texas Property Acquisition Co., LLC and Longhorn Compression, LLC, where Mr. Schmidt was responsible for the land, legal, accounting, gas marketing and management of the financial assets of both companies.  Fredonia East Texas Property Acquisition Co., LLC, was a non-operating working interest holding company and Longhorn Compression, LLC, is a company that owns compressors used on oil and gas wells.

Mr. Schmidt is a licensed attorney and Certified Public Accountant in the State of Texas. He graduated with a B.S. in Mathematics and a minor in Chemistry from Texas Tech University in 1984. Additionally, he earned both an M.B.A. in Finance (1988) and M.S. in Accounting (1987) from the University of Texas at Dallas. In 1987, he joined the Dallas office of KPMG Peat Marwick as an oil and gas auditor. Mr. Schmidt, a member of law review, graduated from Texas Wesleyan University School of Law in 1996.

Thimothy S. Wafford (50) - COO

Mr. Wafford has over 26 years of diversified experience in the oil and gas industry, and has worked with Mr. Schmidt as an independent oil and gas producer for the last 11 years.  He has also worked as a Petroleum Reservoir Engineer both domestically and internationally.  Mr. Wafford was President of Essex Energy of Texas, Inc. from August 1, 2000 through May 13, 2003.  Essex Energy of Texas, Inc., an entity in which Mr. Wafford was the sole director, officer and owner, was an oil and gas operating company that filed a Voluntary Petition of Bankruptcy under Chapter 7 of the Bankruptcy Code on December 2, 2002.  Essex Energy of Texas was liquidated and discharged from bankruptcy on May 13, 2003.  From December 2002 through the present, Mr. Wafford has been President of Waterman Oil & Gas, Inc.  In these positions, Mr. Wafford was responsible for acquisitions and divestitures, drilling and completions, production and pipeline operations, gas gathering, processing and compression.  From April 1, 2003 through January 25, 2005, Mr. Wafford was responsible for acquisitions and divestitures, drilling and completions, production and pipeline operations, gas gathering, processing and compression with respect to the properties that were contributed to Dorado Beckville Partners I LP by Mr. Wafford and Mr. Schmidt.  From January 25, 2005 to December 31, 2008, Mr. Wafford served as Chief Operating Officer and Director of Dorado Exploration Inc. Dorado Exploration Inc. and its affiliates filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code as described above.

While attending Texas A&M University from 1980 to 1983, Mr. Wafford was a student engineer for the independent petroleum reservoir engineers at Tom Calhous & Associates, primarily responsible for reserve estimates and valuations of properties in the East Texas Oilfield. Upon graduation from Texas A&M University in 1984 with a B.S. in Petroleum Engineering, Mr. Wafford served as Reservoir Engineer for the Oil and Gas Division of the First National Bank, Longview, Texas. Mr. Wafford returned to graduate school in 1986 and earned both an M.B.A. Finance and M.S. Accounting from the University of Texas at Dallas in 1988. From 1988 to 1990, Mr. Wafford served as an Oil and Gas Management Consultant with the Dallas office of PriceWaterhouse. From 1990 to 1997, Mr. Wafford worked in various domestic and international capacities as a petroleum reservoir engineer. In 1998, began his career as an independent oil and gas producer.

Robert B. Fields (72) - Director

From July 27, 2006 to August 6, 2008, Mr. Fields served on the Board of Directors of Dorado Exploration Inc. Dorado Exploration Inc. and its affiliates filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code as described above. Since 2006, Mr. Fields has served as the managing member of PetroFields LLC, his personal oil and gas investment venture based in New York. Since February 15, 2001, Mr. Fields has served as the Chairman of ActForex, Inc., a New York fully hosted management service provider of proprietary software for currency trading. From April 2008 through June 8, 2010, Mr. Fields served on the board of Sky People Fruit Juice (SPU (on NASDAQ)). Mr. Fields has served as a director of China Green Agriculture, a Nasdaq-listed corporation since February 8, 2010 and serves as Chairman of its Compensation Committee and member of its Audit Committee. From June 2005 through the annual shareholder meeting on May 31, 2006, Mr. Fields served on the Board of Directors and as Chairman of the Audit Committee of Genoil Inc., a corporation with its shares traded on the OTC Bulletin Board. From 1999 to 2002, Mr. Fields was Executive Advisor to Laidlaw Global Corp., an AMEX-listed corporation. Mr. Fields has served on the Board of Directors of Statmon Technologies, Inc., a corporation with its shares traded on the OTC Bulletin Board, since June 2000, and serves as Chairman of its Audit Committee. From 1997 to 1998, Mr. Fields served as Vice Chairman and, from 1997 to 1999, as a director of Laidlaw Ship Funding Ltd. Mr. Fields recently served as the President of the Friars National Association Foundation, Inc., a philanthropy of the arts based in New York, and since 1998 Mr. Fields has held various officer positions with the organization and is now a Trustee. From 1995 to 1998, he was a director of Hospital Staffing Services, Inc., a New York Stock Exchange-listed corporation. Prior to that Mr. Fields also served as President and CEO of L'Express Inc., a New Orleans based interstate regional airline, Executive Vice President of American Finance Group in Boston, and as a director and a member of the Audit Committee of Flight International Group of Newport News, Virginia, a public company. Additionally, Robert Fields was managing director of Equifund, L.P. Since 1979, he has served as the President of Tradestar Ltd., his wholly owned consulting firm that specializes in asset appreciation.

9.01 Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired.

The audited financial statements required in connection with the acquisition of PC Operating Texas, Inc. and certain wells and leasehold interest from FTP Oil & Gas LP have not been filed with this initial report on Form 8-K but will be filed no later than October 12, 2010.

(b) Pro forma financial information.

The pro forma financial information required in connection with the acquisition of PC Operating Texas, Inc. and certain wells and leasehold interest from FTP Oil & Gas LP have not been filed with this initial report on Form 8-K but will be filed no later than October 12, 2010.

(d) Exhibits.

The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
99.1	Press Release dated August 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN RIVER ENERGY, INC.
Date: August 4, 2010	By:	/s/ Donal R. Schmidt
		Name:	Donal R. Schmidt
		Title:	Chief Executive Officer